UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2022

DAIS CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-53554	14-1760865
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11552 Prosperous Drive

Odessa, Florida 33556

(Address of principal executive offices) (Zip Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On March 31, 2022, Dais Corporation, DYLT: OTC (the “Company”) issued a press release announcing that the Company had recently been issued a patent by the U.S. Patent and Trademark Office for a comprehensive patent for improving the efficacy of existing evaporative devices found in today’s Heating, Ventilating and Air-Conditioning (HVAC) systems. The Company believes that this patent should provide the Company with innovation protection for its DisruptorCC™ and ConsERV™ products allowing Dais to ramp up its goal of ‘RE-Imaging.’ The Company further believes that this new patent will provide the Company with the ability of establishing a competitive presence in the $130 billion world HVAC market by exploiting its platform of nanomaterials materials called Aqualyte™, by changing present air-conditioning components and architecture to manage indoor temperature and humidity efficiently without using refrigerant gases, or the list of emissions creating and energy consuming hardware.

Tim Tangredi, CEO of Dais, said the Company is excited about its newly issued comprehensive patent, which he believes facilitated the Company’s receipt of an initial purchase order from a major multi-national OEM for our DisruptorCC™ and ConsERV™ products for the OEM own manufacturing use. Mr. Tangredi further stated that the initial order should demonstrate that major manufacturers will begin recognizing the potential benefits of Dais’ Aqualyte™, including approximately 64% lower emissions and up to 75% lower energy costs, among other benefits, which we believe we could enable Dais to achieve significant market share gains over the near future.  Of course, there can be no assurance that the Company’s new patent or its initial purchase order will, in fact, permit it to establish a significant presence in the world-wide HVAC market

According to a Precedence Research article dated November 25, 2021, the World HVAC equipment market was $130 billion in 2021 and forecasted to grow 6.1% to $207 billion by 2030. Forbes Business Insight in an article dated January 17, 2022, said the North American HVAC market is $42 billion in 2021 and will grow to $58.6 billion by 2028.

On March 31, 2022 a press release was issued about the same: NewMediaWire | Dais Corporation (DLYT) Issued Key Patent and Receives Order for Product Using the Newly Patented Technology Disrupting the $130B World HVAC Market

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated April 1, 2022

DAIS CORPORATION

By:	/s/ Timothy N. Tangredi
Name:	Timothy N. Tangredi
Title:	Chief Executive Officer

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